Exhibit 24(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 2 of the Registration Statement on Form S-3 (No.33-73186) of our report dated February 12, 1998 which appears on page 25 of the 1997 Annual Report to Shareholders of Anchor Financial Corporation which is incorporated by reference in Anchor Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP
Columbia South Carolina


December 29, 1998